UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2006

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 6, 2006, the Outside Director Compensation Committee of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) approved revised compensation arrangements for non-employee directors of the Company effective as of June 6, 2006, and recommended to the full Board of Directors that the Company’s 2005 Stock Plan be amended. On June 6, 2006, the full Board of Directors approved that amendment. Details of these new compensation arrangements are described below.

a)	Meeting Attendance Fees. Each non-employee director now will receive $1,000 for attendance at each Board and committee meeting. Previously, non-employee directors did not receive meeting attendance fees.

b)	Retainers. Each non-employee director will continue to receive an annual $30,000 retainer for service as a member of the Board. The chair of the Audit Committee will continue to receive an additional annual $20,000 retainer. The chair of the Compensation Committee now will receive an additional annual $10,000 retainer. The chair of the Compensation Committee previously did not receive a retainer in that capacity.

c)	2005 Stock Plan Amendment and Restatement to Increase Automatic Option Grants. The Board amended and restated the Company’s Amended and Restated 2005 Stock Plan (the “Plan”) solely to increase the number of options automatically granted to non-employee directors. As a result of these increases, (i) new non-employee directors appointed to the Board now will receive initial options to purchase 25,000 shares of the Company’s Class A Common Stock, which vest over three years at a rate of one-third upon each of the first three anniversaries of the grant date as long as the director continues to serve on the applicable vesting date (the “Initial Grants”), and (ii) following each annual meeting of the Company’s stockholders, non-employee directors who have been directors for at least six months now will receive options to purchase 12,500 shares of the Company’s Class A Common Stock, with one-third of the shares covered by these options vesting on each of the first three anniversaries of the grant date as long as the director continues to serve on the applicable vesting date (the “Subsequent Grants”). These options will become fully vested and exercisable immediately prior to a change in control of the Company. Previously, Initial Grants and Subsequent Grants were grants of options to purchase 20,000 and 10,000, shares of the Company’s Class A Common Stock, respectively.

d)	Expenses. The Company will continue to reimburse its non-employee directors for reasonable travel expenses in connection with attendance at Board and committee meetings and reasonable continuing education expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Martin A. Jaffe
Martin A. Jaffe
Executive Vice President, Business Affairs

Date: June 9, 2006

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